CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 13, 1998 accompanying the financial statements of Insured Municipals Income Trust, 195th Insured Multi-Series as of December 31, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                    Grant THORNTON LLP

Chicago, Illinois
April 24, 1998